Exhibit 10.23

ADDENDUM TO

INVENTORY FINANCING AND SECURITY AGREEMENT

Effective as of: March 10, 2021

This Addendum to Inventory Financing and Security Agreement (“Addendum”) forms part of the Inventory Financing and Security Agreement (the “Agreement”) by and among Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), Ally Financial Inc. (collectively, the “Ally Parties”), and CarLotz, Inc., a Delaware corporation (the “Dealership”), dated as of February 25, 2021, and is subject to the terms of the Agreement.

NOW THEREFORE. in consideration of the premises and of the mutual promises contained herein and in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the financial covenants set forth herein, as follows:

AGREEMENT

A.	Defined Terms. All capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Agreement.

B.	Tangible Net Worth. Dealership will maintain tangible net worth of at least $90,000,000.00 calculated in accordance with GAAP.

C.	CBA Minimum Balance. At all times, the Dealership will maintain a Minimum Required Balance pursuant to the terms of the Credit Balance Agreement (the “CBA”) equal to or greater than ten percent (10%) of the floor plan Credit Line, which either or both of the Ally Parties may modify the terms, conditions, or amount from time to time at the Ally Parties sole and absolute discretion. Minimum Required Balance shall have the same meaning as set forth in the CBA, entered into contemporaneously with this Agreement.

D.	Minimum Liquidity: The Dealership will maintain unrestricted cash and cash equivalents of not less than 10% of the Credit Line amount (i.e., with a Credit Line of $30,000,000, the requirement is equal to $3,000,000.00).

i.	Unrestricted cash and cash equivalents shall include cash maintained in the Dealership’s bank account(s), plus outstanding deposits, less outstanding checks, less bank fees, all as of the month-end for which the covenant applies.

ii.	Unrestricted cash and cash equivalents shall not include any amounts used to establish the Minimum Required Balance under the CBA.

E.	Consigned Vehicles From Third Parties. The definition of Collateral in the Agreement shall not include a security interest in vehicles on consignment from any owner who is not a party to the Agreement or the Addendum, and the proceeds of consigned vehicles described in this sentence. However, any consigned vehicle from Ally Bank, Ally Financial or any affiliated organization/entity of the Ally Parties (i) will not constitute a consigned vehicle and (ii) will be included in the definition of Collateral in the Agreement.

F.	Clean Title. The Dealership acknowledges and agrees that it will only floorplan unencumbered vehicles (including but not limited to trade-ins) with clean title and the vehicles must be lien-free. Dealership agrees to abide by the conditions outlined in this paragraph and further agrees that upon request, the Dealership will provide copies of all relevant documentation to establish its compliance with these conditions. If any of these conditions are not met as to a vehicle, the Ally Parties, in sole and absolute discretion, may demand immediate repayment of the floorplan advance for said vehicle.

G.	Other Provisions.

1)	Dealerships further agrees that a violation of this Addendum constitutes a violation of all agreements of all Dealerships with either or both of the Ally Parties, including, but not limited to the Agreement.

2)	Any forbearance, delay or failure by the Ally Parties in exercising any of their rights or remedies does not constitute a waiver of such rights or remedies or of any existing or future default by the Ally Parties.

3)	Except as set forth herein, this Addendum may be changed only in a writing signed by both parties.

4)	This Addendum constitutes the entire agreement of the parties regarding its subject matter.

5)	This Addendum may be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes. Further, any electronically placed signature of the parties constitute and are deemed original signatures for all purposes.

6)	Dealership acknowledges and agrees that nothing in this Addendum constitutes or should be construed as a waiver of any of the Ally Parties’ rights or remedies under applicable law or their agreements, all of which are expressly reserved. Furthermore, the Dealership acknowledges and agrees that its wholesale credit lines are subject to the terms of the financing agreements under which they were extended and are discretionary lines of credit that may be modified, suspended, or terminated at the Ally Parties’ election, in their sole discretion.

SIGNATURE PAGE TO FOLLOW

Ally Bank		CARLOTZ, INC.

By:	/s/ Ronn Davis	By:	/s/ John Foley II

Print Name:	Ronn Davis	Print Name:	John Foley

Title:	Authorized Representative	Title:	COO

Date:	3/10/21	Date:	3/10/21

Ally Bank

By:	/s/ Ronn Davis

Print Name:	Ronn Davis

Title:	Authorized Representative

Date:	3/10/21